UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 5, 2010

MORNINGSTAR, INC.

(Exact name of registrant as specified in its charter)

Illinois	000-51280	36-3297908
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

22 West Washington Street
Chicago, Illinois 60602

(Address of principal executive offices)

(312) 696-6000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.     Regulation FD Disclosure.

The following information is included in this Current Report on Form 8-K as a result of Morningstar, Inc.’s policy regarding public disclosure of corporate information. Answers to additional inquiries, if any, that comply with this policy are scheduled to become available on May 7, 2010.

Caution Concerning Forward-Looking Statements

This current report on Form 8-K contains forward-looking statements as that term is used in the Private Securities Litigation Reform Act of 1995. These statements are based on our current expectations about future events or future financial performance. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, and often contain words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue.” These statements involve known and unknown risks and uncertainties that may cause the events we discuss not to occur or to differ significantly from what we expect. For us, these risks and uncertainties include, among others, general industry conditions and competition, including current global financial uncertainty; the impact of market volatility on revenue from asset-based fees; damage to our reputation resulting from claims made about possible conflicts of interest; liability for any losses that result from an actual or claimed breach of our fiduciary duties; financial services industry consolidation; a prolonged outage of our database and network facilities; challenges faced by our non-U.S. operations; and the availability of free or low-cost investment information.

A more complete description of these risks and uncertainties can be found in our Annual Report on Form 10-K for the year ended December 31, 2009. If any of these risks and uncertainties materialize, our actual future results may vary significantly from what we expected. We do not undertake to update our forward-looking statements as a result of new information or future events.

Investor Questions and Answers: April 2010

We plan to make written responses available addressing investor questions about our business on the first Friday of every month. The following answers respond to selected questions received through March 31, 2010. We intend to answer as many questions as time allows, although we will not answer product support questions through this channel. We may wait to respond to a given question until the following month if we need more time to research the answer.

If you would like to submit a question, please send an e-mail to investors@morningstar.com, contact us via fax at 312-696-6009, or write to us at the following address:

Morningstar, Inc.

Investor Relations

22 W. Washington

Chicago, IL 60602

Retirement Advice

1.    Given the recent IPO and expansion plans of Financial Engines, your rival in retirement-account management, could you outline this business’s addressable market, your market position in this business, what you believe to be competitive advantages vs. Financial Engines/target-date funds?

We believe the addressable market for retirement advice is at least $200 to $300 million in size, although the market potential will ultimately depend on trends such as continued growth in defined contribution plans and adoption rates for managed retirement accounts and other retirement advice services.

Based on data from Cerulli Associates, there were approximately 490,000 401(k) plans with $2.4 trillion in assets in the United States as of year-end 2008, up from approximately 98,000 plans at the end of 1990. We believe we’re one of the larger providers of retirement advice, which we offer through our Morningstar Associates and Ibbotson Associates subsidiaries. As of December 31, 2009, approximately 21 million retirement plan participants had access to our retirement advice services through approximately 151,000 plan sponsors and 23 plan providers. Assets invested in our managed retirement accounts (including those offered by Advice by Ibbotson and Morningstar Retirement Manager) totaled $15.7 billion as of the same date.

We believe some of our competitive advantages in this area include:

•      Expertise in both qualitative and quantitative investment research

•     Extensive holdings-based information drawing from our database covering approximately 350,000 investments

•      Ability to tailor solutions to meet specific plan needs

•      Brand recognition and trust among individual investors

•      Strong academic framework and proprietary research

•      Patented human capital approach for Ibbotson Associates, which takes into account how an individual’s potential to earn and save money changes over time

•      Ability to host our models on plan provider’s network, offering greater data security and customization

Credit Ratings and Research

2.    Your job listings include a bond strategist and credit analyst positions. Can you clarify if the plan with fixed-income research is to provide credit ratings or to expand into fixed-income asset management?

In December 2009, we launched our corporate credit ratings business, and we plan to produce credit ratings on up to 700 corporate issuers by the end of 2010. Our analysts will also offer fixed-income investment ideas to our buy-side clients. We’re also interested in expanding our fixed-income data, and asset management may follow at some point.

Equity Research

3.    The GARS agreement ran out in July last year, correct? If so, accounting for the 10% retention from those agreements, should we model a loss of roughly $9mm to $10mm in revenue in the first half of 2010 relative to the previous year?

Yes, the Global Analyst Research Settlement (GARS) period ended in July 2009. We recognized seven months of GARS revenue in 2009, and as mentioned in our most recent 10-K, GARS revenue was $12.5 million in 2009, compared with $21.9 million in 2008. We’ve also entered into new equity research contracts with two of the banks that were clients under GARS, and these contracts represent about 10% of the previous annual GARS revenue.

Realpoint, LLC

4.    Do you plan to expand Realpoint’s research/ratings beyond CMBS into other structured products? If you do expand the business, is it likely to go from modestly profitable today to unprofitable due to investment/expansion in the next year or two? Will the company’s ratings be included in Morningstar Direct or will they be solely available to Realpoint subscribers?

Currently, the majority of Realpoint’s revenue comes from its investor-paid subscription service for ongoing surveillance of commercial mortgage-backed (CMBS) securities, where Realpoint built its reputation with buy-side investors. Realpoint also provides ratings and analysis on other investments, including mortgage indexes, real estate investment trusts, and collateralized debt obligations (CDOs). We may consider adding coverage on other types of structured products, but we haven’t completed the transaction yet and haven’t made any final decisions at this point.

We plan to maintain Realpoint as a separate subscription-based service, although we’ll look to integrate Realpoint’s research and ratings with other Morningstar products over time as it makes sense.

Acquisitions

5.    This was likely previously disclosed, so apologies, but could you update us on the revenue and cumulative earnings of companies acquired over the past 12 months? This is helpful in thinking about this year’s top and bottom line.

The companies we acquired during 2009 have approximately $38 million in combined annual revenue. We don’t report cumulative earnings for acquired operations.

Business Trends

6.    In your core U.S. business, are existing customers generally expanding the prices they pay for existing services or are prices mainly flat as contracts renew? Are existing customers expanding the services they buy? Is the number of customers for core services like Licensed Data up so far this year? YTD is the number of investment consulting clients for Morningstar Associates and Ibbotson higher or lower?

As we’ve mentioned before, it’s our policy not to comment on intra-quarter trends, but we can talk about trends through the end of 2009. We’ve generally been able to keep prices on contract renewals flat or negotiate small increases, although in some cases we’ve made shorter-term price concessions with clients who were under unusual budget constraints. We believe business conditions have improved, and our clients were more engaged in sales discussions in the fourth quarter of 2009.

International Operations

7.    How is customer growth progressing overseas relative to your more mature business in the U.S.? Were these units more or less affected by the credit crisis than your U.S. business?

Our international operations were also impacted by the global financial crisis, but somewhat less than in the United States. In 2009, for example, our international organic revenue declined 5.5%, compared with an 8.8% decline overall.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MORNINGSTAR, INC.

Date: April 5, 2010	By:	/s/ Scott Cooley
	Name:	Scott Cooley
	Title:	Chief Financial Officer